STATEMENT OF CHIEF EXECUTIVE OFFICER OF
                    GOLD KIST INC.
          PURSUANT TO 18 U.S.C. SECTION 1350,
                AS ADOPTED PURSUANT TO
         906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Gold
Kist Inc. (the "Company") on Form 10-Q for the quarter ended December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), I, John Bekkers, President and Chief
Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the
          requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

     (2)  The information contained in the Report
          fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ John Bekkers
John Bekkers
President and Chief Executive Officer
February 11, 2003


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